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                                  EXHIBIT 16

                 SCHEDULES SHOWING COMPUTATION OF PERFORMANCE
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                    THE COVENTRY GROUP
                    EXHIBIT 16
                    30-DAY S.E.C. YIELD CALCULATIONS
                    AMCORE VINTAGE FIXED TOTAL RETURN FUND


                                        (a-b)
                                     --------------
30-Day S.E.C. Yield Equation = 2 *{[(    (cd)      +1) to the sixth power]-1}  =


  WHERE    a =    Dividends and interest earned during the period

           b =    Expenses accrued for the period (net of reimbursements)

           c = The average daily number of shares outstanding during the period that were entitled to receive dividends

           d = The maximum offering price (NAV for No Load) per share on the last day of the period



   WITHOUT   0.00% LOAD:

                  (    215,316.24 -  38,477.79 )
                  ------------------------------
       = 2 *{[(                              +1) to the sixth power]-1} =  5.42%
                         ( 3,958,428.146 *      10.01 )


          The performance was computed based on the thirty day period ending September 30, 1995


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                     THE COVENTRY GROUP
                     EXHIBIT 16
                     TOTAL RETURN
                     VARIABLE FUNDS
                     NO LOAD CALCULATIONS
                     AMCORE VINTAGE FIXED TOTAL RETURN FUND


   AGGREGATE TOTAL RETURN
   WITH SALES LOAD OF:   0.00%
   ----------------------------
   T = (ERV/P) - 1

   WHERE:       T =   TOTAL RETURN

                ERV = ENDING REDEEMABLE VALUE AT THE END
                      OF THE PERIOD OF A HYPOTHETICAL
                      $1,000 INVESTMENT MADE AT THE
                      BEGINNING OF THE PERIOD.

                P =   A HYPOTHETICAL INITIAL PAYMENT OF $1,000.

   EXAMPLE:

     SINCE INCEPTION: (  06/15/95 TO          09/30/95 ):
                      (   1,015.9 /1,000) - 1 =               1.59%
     YEAR TO DATE:    (  06/15/95 TO          09/30/95 ):
                      (   1,015.9 /1,000) - 1 =               1.59%
     QUARTERLY:       (  07/01/95 TO          09/30/95 ):
                      (   1,016.7 /1,000) - 1 =               1.67%
     MONTHLY:         (  08/31/95 TO          09/30/95 ):
                      (   1,007.6 /1,000) - 1 =               0.76%




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                    THE COVENTRY GROUP
                    EXHIBIT 16
                    30-DAY S.E.C. YIELD CALCULATIONS
                    AMCORE VINTAGE BALANCED FUND


                                        (a-b)
                                   ----------------
30-Day S.E.C. Yield Equation=2 *{[(      (cd)      +1) to the sixth power]-1}  =


  WHERE    a =    Dividends and interest earned during the period

           b =    Expenses accrued for the period (net of reimbursements)

           c = The average daily number of shares outstanding during the period that were entitled to receive dividends

           d = The maximum offering price (NAV for No Load) per share on the last day of the period





   WITHOUT   0.00% LOAD:

                 (     55,166.83 -  18,012.53 )
                  ----------------------------
         =2 *{[(                             +1) to the sixth power]-1} =  2.73%
                 ( 1,559,608.495 *      10.54 )


          The performance was computed based on the thirty September  30, 1995



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                                THE COVENTRY GROUP
                                EXHIBIT 16
                                TOTAL RETURN
                                VARIABLE FUNDS
                                NO LOAD CALCULATIONS
                                AMCORE VINTAGE BALANCED FUND



   AGGREGATE TOTAL RETURN
   WITH SALES LOAD OF:    0.00%
   ----------------------------

   T = (ERV/P) - 1

   WHERE:       T =   TOTAL RETURN

                ERV = ENDING REDEEMABLE VALUE AT THE END
                      OF THE PERIOD OF A HYPOTHETICAL
                      $1,000 INVESTMENT MADE AT THE
                      BEGINNING OF THE PERIOD.

                P =   A HYPOTHETICAL INITIAL PAYMENT OF $1,000.

   EXAMPLE:

     SINCE INCEPTION: ( 06/01/95 TO 09/30/95 ):
                      (  1,062.6 /1,000) - 1 =                   6.26%
     YEAR TO DATE:    ( 06/01/95 TO 09/30/95 ):
                         1,062.6 /1,000) - 1 =                   6.26%
     QUARTERLY:       ( 07/01/95 TO 09/30/95 ):
                         1,047.4 /1,000) - 1 =                   4.74%
     MONTHLY:         ( 08/31/95 TO 09/30/95 ):
                         1,024.1 /1,000) - 1 =                   2.41%